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                                                                    Exhibit 10.1

                             Forbearance Agreement

Diamond Home Services, Inc.
222 Church Street
Woodstock, Illinois  60098


 Re:  Defaults and Request for Forbearance Under that Certain Credit Agreement
                Dated as of April 20, 1998 as Previously Amended
                            (the "Credit Agreement")

Gentlemen:

     This letter will confirm various recent conversations among representatives of this bank as agent under the Credit Agreement (the "Agent") and representatives of Diamond Home Services, Inc. (the "Borrower") regarding the defaults described below (the "Existing Defaults") by the Borrower under the Credit Agreement and the Banks' analysis that the Borrower's financial condition and operating results have continued to deteriorate. On August 19 of this year, the Borrower furnished the Banks projections which reflected the Borrower's cash balances to be at a level which the Banks have determined insufficient to support the normal operation of the Borrower's business as soon as 45 days from the date of such projections. The Banks are extremely concerned over the Borrower's condition and prospects (financial and otherwise). The Existing Defaults consist of noncompliance as of June 30, 1999 with the financial covenant contained in Section 8.30 of the Credit Agreement (requiring the Borrower's maintenance of a minimum EBITDA after Capital Expenditures) and an Event of Default arising by virtue of the cross default in Section 9.1(g) of the Credit Agreement by reason of Marquise's non-compliance with the Existing Marquise Financing. For convenience, all terms defined in the Credit Agreement shall, when capitalized and used in this letter, have the same meanings that such terms have in the Credit Agreement.

     In recent discussions, the Borrower has requested that the Banks waive, or at least forbear from exercising their rights and remedies with respect to, the Existing Defaults and consent to a proposed sale by Marquise of certain of its Property. The Banks are not willing at this time to waive the Existing Defaults. However, during the period (the "Standstill Period") ending on September 29, 1999 (the "Scheduled Standstill Expiration Date"), the Banks will provide the Borrower with the limited additional financial support described below and forbear from accelerating the Obligations and enforcing the liens granted by the Collateral Documents and consent to such a sale by Marquise on the terms, conditions and provisions contained in this letter if the Borrower agrees to the same. However, the Banks are not otherwise waiving the Existing Defaults or any other Defaults or Events of Defaults that may occur.

     As a condition to granting the Standstill Period, the Banks require the following acknowledgments and agreements by the Borrower and the Material Subsidiaries (whose
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acceptance must be (x) made by their acceptance hereof without modification in the spaces provided for that purpose below and (y) received by the Agent no later than 2:00 p.m., Chicago time on Wednesday, September 1, 1999). Accordingly, upon the execution hereof by the Agent, the Banks, the Borrower and the Material Subsidiaries, it is agreed as follows:

     1. Amounts Owing. The Borrower acknowledges and agrees that the principal amount of Loans and L/C Obligations as of August 26, 1999 is $40,475,000 ($16,875,000 in Term Loans, $0 in Swing Loans, $22,900,000 in Revolving Loans and $700,000 in L/C Obligations) and such amount (together with interest thereon) is justly and truly owing by the Borrower without defense, offset or counterclaim.

     2. Acknowledgment of Default. The Borrower is in default under the Credit Agreement as a result of the Existing Defaults described in the first paragraph of this Agreement. The Borrower acknowledges that under Sections 7.2 and 9.2 of the Credit Agreement, because of the Existing Defaults, the Banks are permitted and entitled to terminate the Commitments, to decline to provide further funding to the Borrower, to accelerate the Obligations and exercise any other rights or remedies that may be available under the Loan Documents or under applicable law. The Borrower represents to the Banks that the Borrower is unaware of any Defaults or Events of Default other than the Existing Defaults.

     3. Forbearance. Unless and until a Standstill Termination occurs, the Banks will not accelerate the Obligations or enforce any of the liens granted under the Collateral Documents or exercise any other rights or remedies available solely by reason of the Existing Defaults. Notwithstanding anything contained in this letter to the contrary, neither the Banks nor any of their Affiliates are forbearing from exercising any of their rights to terminate any of their interest rate hedging arrangements with the Borrower or any of its Subsidiaries.

     4. Consent to Marquise Sale. Unless and until a Standstill Termination occurs, the Banks will consent to the Disposition made by Marquise to Green Tree Financial Servicing Corporation ("Green Tree") with respect to Property owned by Marquise pursuant to the same or substantially the same terms and conditions set forth in the draft of that certain Green Tree Contract Purchase Agreement (the "Purchase Agreement") faxed from Green Tree to Marquise on August 18, 1999; provided, however, that such Disposition is for a gross cash consideration payable entirely at closing to Marquise of not less than 103% of the face principal amount of the Contracts (as defined in the Purchase Agreement).

     5. No Additional Credit. The Borrower acknowledges that the Banks have exercised their right to cease extending any additional credit under the Credit Agreement and that as a result, from and after the date of this letter, the Banks will not extend additional credit under the Revolving Credit and Harris Trust and Savings Bank will not extend additional credit under the Swing Line; provided, however, that unless and until a Standstill Termination occurs, the Banks will continue, pursuant to Section 1.6(c) of the Credit Agreement, to make Base Rate Loans to repay Reimbursement Obligations arising from drawings paid on Letters of Credit. Any failure by the Borrower to make any payment as and when required by this letter (including any payment required by the Borrowing Base provisions of the Credit Agreement as modified by this letter) shall be deemed an Event of Default under subsection 9.1(a) of the Credit Agreement

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entitling the Agent and the Banks to invoke the rights and remedies available upon the occurrence of such an Event of Default; and any other noncompliance with any of the terms, conditions or provisions of this letter shall be deemed an Event of Default under subsection 9.1(c) of the Credit Agreement after notice thereof to the Borrower in accordance with the terms of the Credit Agreement, in each case entitling the Agent and the Banks to invoke the rights and remedies available upon the occurrence of such a Default or Event of Default, as the case may be. The Defaults and Events of Default arising from any failure to pay as required by, or any other noncompliance with, this letter are in addition to the Events of Default currently set forth in the Credit Agreement.

     6. Borrowing Base. The Borrower must not at any time permit the excess of the Borrowing Base as then determined and computed over the sum of Revolving Loans, Swing Loans and L/C Obligations then outstanding to fall below $2,500,000. The Borrower shall immediately make such payments as are necessary to assure such excess never falls below such amount. As soon as available, and in any event within two Business Days after the last day of each calendar week, the Borrower shall furnish to the Agent and the Banks a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such week, prepared by the Borrower and certified by its president or chief financial officer.

     7. Proceeds of Collateral. As and when the Agent so requests, the Borrower shall establish and maintain such arrangements as shall be necessary or appropriate to assure that the proceeds of collections on accounts receivable and other Collateral of the Borrower and its Material Subsidiaries are deposited (in the same form as received) in accounts maintained with, or under the dominion and control of, the Agent, such accounts to constitute special restricted accounts, the Borrower acknowledging that the Agent has (and is hereby granted) a lien on such accounts and all funds contained therein to secure the Obligations. If and to the extent that proceeds are deposited and/or maintained in one or more accounts maintained with financial institutions other than the Agent, the immediately preceding sentence's requirement of dominion and control shall be satisfied with respect to such deposit accounts only if the financial institutions maintaining such accounts shall have delivered to the Agent blocked account agreements satisfactory to the Agent in form and substance pursuant to which such financial institutions acknowledge and agree the Agent's Lien thereon, waive any right of offset or bankers' liens thereon (other than with respect to account maintenance charges and returned items) and agree that, upon notice from the Agent, the collected balances in such accounts will only be transferred to the Agent. Without limiting the generality of the foregoing, the Borrower and Reeves must deliver to the Agent such blocked account agreements for their respective existing accounts at American National Bank and Trust Company ("ANB"), NationsBank, National Association ("Nations"), AMCORE Bank, National Association ("AMCORE") and Fidelity Investments Bank of New York ("Fidelity") by no later than September 15, 1999. At no time after September 15, 1999 shall the amount of balances at banks which have not delivered such blocked account agreements (excluding for this purpose ANB, Nations, AMCORE and Fidelity) exceed $300,000 in the aggregate. The Banks agree with the Borrower that if and so long as no Standstill Termination has occurred or is continuing, amounts on deposit in the accounts maintained with the Agent will (subject to the rules and regulations of the Agent as from time to time in effect applicable to demand deposit accounts) be made available to the

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Borrower and its Material Subsidiaries for use in the conduct of their business.
Upon the occurrence of a Standstill Termination, the Agent may apply the funds on deposit in such accounts to the Obligations.

     8. Turnaround Consultant. The Borrower shall continue to retain High Ridge Partners or such other third party consulting firm as is satisfactory to the Banks to assist in the conduct of the Borrower's business and the Borrower shall take reasonable steps to assure that representatives of such firm are available for discussions with the Banks regarding the Borrower's financial condition and prospects (whether or not any member of the Borrower is present).

     9. Forbearance Fee. In consideration of the Banks' agreements in this letter, the Borrower shall pay to the Agent for the ratable account of the Banks a fee of $63,000. Such fee shall be deemed fully earned immediately upon the execution by the Agent and Banks and the acceptance by the Borrower and the Material Subsidiaries of this letter in the spaces provided for that purpose below. Such fee shall be due and payable on the Standstill Termination.

     10. Intercompany Advances to Marquise. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, make any investments in, or any intercompany loans or advances to, Marquise or any of its subsidiaries beyond those investments, loans and advances that exist as of the date hereof.

     11. Mergers, Sales and Acquisitions. During the Standstill Period, the Borrower shall not, nor shall it permit any Subsidiary, without the written consent of the Banks, to (i) merge any Subsidiary with and into the Borrower or any other Subsidiary, (ii) sell, transfer, lease or otherwise dispose of Property of the Borrower or any Subsidiary (other than in the ordinary course) or (iii) make any Acquisitions.

     12. No More Fixed Rate Loans. Effective immediately, no more Fixed Rate Loans shall be advanced, continued or created by conversion, and any Fixed Rate Loans outstanding as of today's date shall as of the last day of their respective Interest Periods, automatically be reborrowed as Base Rate Loans.

     13. Net Cash Position. A Standstill Termination shall be deemed to occur if any one of the following occurs:

          (a) the adjusted book position of Diamond Exteriors, Inc. ("Exteriors"), as of the close of any calendar week, is more than $150,000 less than the amount projected for such week end in the projections attached hereto as Schedule One (the "Projections");

          (b) the net cash flow position of Reeves and Foreline Security Corporation ("FSC"), taken together on a consolidated basis, as of the close of any calendar week, is more than $150,000 less than the aggregate amount projected for such Subsidiaries for such week end in the Projections; or

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          (c)  the non-cash items plus DEI interest position of Marquise, as of the close of any calendar month must remain positive (greater than $1).

     For purposes of this Agreement, the "adjusted book," "net cash flow" and "non-cash items plus DEI interest" positions of Exteriors, Reeves, Foreline and Marquise shall be calculated in the same form and manner as the same were calculated in the Projections.

     14. Additional Information. The Borrower must furnish the Banks the following information in addition to that currently required by the Loan
Documents:

          (a) as soon as available, but in any event no later than the second Business Day of each calendar week, a report of the actual net cash flow position for the immediately preceding week (commencing with the week ending September 5, 1999) for each of Exteriors, Reeves, FSC and Marquise, broken down in categories similar to the Projections and otherwise in reasonable detail, signed by the chief financial officer of the Borrower, or another officer of the Borrower reasonably acceptable to the Agent;

          (b) as soon as available, but in any event no later than the second Business Day of each calendar week, a report describing the variance between the actual net cash flow positions on a cumulative basis from August 30, 1999 through the close of the immediately preceding week (commencing with the week ending September 5, 1999) for each of Exteriors, Reeves, FSC and Marquise and the amounts projected for such period for such party in the Projections, broken down in categories similar to the Projections and otherwise in reasonable detail, together with an explanation in reasonable detail of the reasons for such variance, all signed by the chief financial officer of the Borrower, or another officer of the Borrower reasonably acceptable to the Agent; and

          (c) as soon as available, but in any event no later than the second Business Day of each calendar week, a report of the aggregate amount of balances on deposit, as of the close of the immediately preceding week from and commencing with the week ending September 5, 1999, at accounts maintained by the Borrower and the Material Subsidiaries at banks and other financial institutions as to which blocked account agreements conforming with the requirements of paragraph 7 above have not yet been delivered and which sets out separately, to the extent relevant, balances on deposit at ANB, Nations, AMCORE and Fidelity, in reasonable detail, signed by the chief financial officer of the Borrower, or another officer of the Borrower reasonably acceptable to the Agent.

     15. No Material Adverse Change. No change shall occur since July 31, 1999 in the condition or prospects, financial or otherwise, of the Borrower or any Material Subsidiary, taken as a whole, which the Agent or Required Banks deem materially adverse.

     16. Standstill Termination. As used in this letter, "Standstill Termination" shall mean the occurrence of the Scheduled Standstill Expiration Date, or, if earlier, the occurrence of any one or more of the following events:
(a) any Default or Events of Default under the Credit Agreement, in each case other than the Existing Defaults; (b) any failure by the Borrower for any

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reason to comply with any term, condition or provision contained in this letter;
(c) any representation made in this letter or pursuant to it proves to be incorrect or misleading in any material respect when made; or (d) the occurrence of any event or the existence of any condition in each case which is specified herein as a "Standstill Termination". The occurrence of any Standstill Termination shall be deemed an Event of Default under the Credit Agreement. Upon the occurrence of a Standstill Termination, the Standstill Period is automatically terminated and the Banks are then permitted and entitled under Sections 7.2, 9.2, 9.3 and 9.4 of the Credit Agreement, among other things, to permanently terminate the Commitments, to decline to provide further funding, to require payments on the L/C Obligations, to accelerate the Obligations and to exercise any other rights and remedies that may be available under the Loan Documents or applicable law.

     17. No Waiver and Reservation of Rights. The Borrower and the Material Subsidiaries (the Borrower and the Material Subsidiaries being hereinafter referred to collectively as the "Loan Parties" and each individually as a "Loan Party") acknowledge that the Banks are not waiving the Existing Defaults, but are simply agreeing to forbear from exercising their rights with respect to the Existing Defaults to the extent expressly set forth in this letter. Each Loan Party will not assert and hereby forever waives any right to assert that the Agent or the Banks are obligated in any way to continue beyond the Standstill Period to forbear from enforcing their rights or remedies or that the Agent and the Banks are not entitled to act on the Existing Defaults after the occurrence of a Standstill Termination as if such default had just occurred and the Standstill Period had never existed. Each Loan Party acknowledges that the Banks have made no representations as to what actions, if any, the Banks will take after the Standstill Period or upon the occurrence of any Standstill Termination, a Default or Event of Default, and the Banks and the Agent must and do hereby specifically reserve any and all rights and remedies they have (after giving effect hereto) with respect to the Existing Defaults and each other Default or Event of Default that may occur.

     18. Release. For value received, including without limitation, the agreements of the Banks in this letter, each Loan Party hereby releases the agent and each Bank, its current and former shareholders, directors, officers, agents, employees and professional advisors (collectively, the "Released Parties") of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which each Loan Party has or ever had against the Released Parties from the beginning of the world to this date, including, without limitation, those arising out of the existing financing arrangements between the Banks, and each Loan Party further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off or defense against the Released Parties, each of which the Borrower hereby expressly waives.

     19. Loan Documents Remain Effective. Except as expressly set forth in this letter, the Loan Documents remain in full force and effect. Without limiting the foregoing, each Loan Party agrees to comply with all of the terms, conditions and provisions of the Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this letter. This letter and the Loan Documents are intended by the Banks as a final expression of

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their agreement and are intended as a complete and exclusive statement of the terms and conditions of that agreement.

     20. Fees and Expenses. The Borrower shall pay all reasonable fees and expenses (including attorneys' fees) heretofore incurred by the Banks and their counsel in connection with the drafting and preparation of the Loan Documents and incurred by the Banks and their counsel in connection with the drafting and preparation of this Agreement, and the supervision of legal matters in connection with this Agreement.

     This Agreement shall take effect upon its execution by the Agent and Banks and its acceptance by the Borrower and the Material Subsidiaries. By their acceptance hereof, the Borrower and the Material Subsidiaries represent that they have the necessary power and authority to execute, deliver and perform the undertakings contained herein and that the same do bind the Borrower and the Material Subsidiaries hereto. This Agreement shall be governed by Illinois law and shall be governed and interpreted on the same basis as the Credit Agreement.

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     Dated as of September 1, 1999.

                                 Harris Trust And Savings Bank,
                                   individually and as Agent

                                 By
                                   Its
                                      -----------------------------------


                                 LaSalle Bank, National Association

                                 By
                                   Its
                                      -----------------------------------




                                 Bank of America, N.A.

                                 By
                                   Its
                                      -----------------------------------

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     Accepted and agreed to.

                                 Diamond Home Services, Inc.

                                 By
                                   Its
                                      -----------------------------------

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                         Material Subsidiaries' Consent

     The undersigned, being all the Material Subsidiaries of the Borrower, have heretofore executed and delivered to the Banks a Guaranty and certain other Collateral Documents and hereby consent to the above Agreement and confirm that their Guaranty and such Collateral Documents and all of the undersigneds' obligations thereunder remain in full force and effect. The undersigned further agree that the consent of the undersigned to any further modifications in the credit arrangements contemplated by the Credit Agreement shall not be required as a result of this consent having been obtained. Each Material Subsidiary shall take such action as the Borrower is required by this letter to cause such Material Subsidiary to take, and shall refrain from taking such action as the Borrower is required by the above Agreement to prohibit such Material Subsidiary from taking.

                                 Reeves Southeastern Corporation

                                 By
                                   Its
                                      -----------------------------------

                                 Foreline Security Corporation

                                 By
                                   Its
                                      -----------------------------------

                                 Diamond Exteriors, Inc.

                                 By
                                   Its
                                      -----------------------------------

                                 Marquise Financial Services, Inc.

                                 By
                                   Its
                                      -----------------------------------

                                 Reeves Southeastern Realty, Inc.

                                 By
                                   Its
                                      -----------------------------------
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                                  Schedule One

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